                                                                   EXHIBIT 10.70



                                    EXHIBIT A

                             SECURED PROMISSORY NOTE


$1,050,000                                                      November 7, 1996
                                                             Bothell, Washington


         SAIGENE CORPORATION, a Delaware corporation ("Obligor"), for value received, hereby promises to pay to Epoch Pharmaceuticals, Inc., a Delaware corporation ("Payee"), or order, at the address set forth below or at such other place as Payee designates in writing, the principal sum of ONE MILLION FIFTY THOUSAND AND NO/100THS DOLLARS ($1,050,000), together with interest from the date hereof on unpaid principal at the rate of eight percent (8%) per annum, computed on a basis of a 365-day year and actual days elapsed.

         Principal and interest shall be payable in consecutive monthly installments of $10,000 per month, beginning on November 15, 1996 and continuing on the 15th day of each month thereafter through and including March 15, 1997, with all principal outstanding and accrued and unpaid interest due and payable on the earlier of (i) March 31, 1997 or (ii) the closing of Obligor's next round of financing (including the private placement or public offering of Obligor's securities). This Note may be prepaid at any time, in whole or in part, without premium or penalty and without prior notice to, or consent of, Payee. Any payments with respect to this Note will be credited first to the payment of accrued but unpaid interest and then to the repayment of principal. Principal and interest will be payable in lawful money of the United States of America. Upon any payment in full of all principal and interest payable under this Note, this Note will be surrendered to Obligor for cancellation.

         The indebtedness evidenced by this Note is secured by, and this Note is the "Note" referred to in, that certain Security Agreement dated as of the date of this Note and between the Obligor and the Payee.

         By acceptance of this Note, Payee represents and acknowledges to Obligor that by reason of its business and financial experience it has the capacity to protect its own interests in this transaction and is accepting this Note for its own account and not with a view to distribution.

         If any of the following events (hereafter called "Events of Default") shall occur:

                  (a) If Obligor shall default in the payment of any principal or interest due under this Note when the same shall become due and payable; or

                  (b) If Obligor shall make a general assignment for the benefit of creditors; or

                  (c) If Obligor shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, or shall file any answer admitting the material allegation of a petition filed against Obligor in such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Obligor of all or any substantial part of the properties of Obligor; or

                  (d) If, within sixty (60) days after a court of competent jurisdiction shall have entered an order, judgment or decree approving any complaint or petition against Obligor seeking reorganization, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, such order, judgment or decree shall not have been dismissed or stayed pending appeal, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Obligor, of any trustee, receiver or liquidator of Obligor or of all or any substantial part of the properties of Obligor, such appointment shall not have been vacated or stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, shall not have been vacated;

then, and in each and every such case, Payee may by notice in writing to Obligor declare all amounts under this Note to be forthwith due and payable and thereupon the balance shall become so due and payable, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

         This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Obligor and only in compliance with applicable Federal and State securities laws. Thereupon, a new note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note. The provisions hereof will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

         Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right under this Note will operate as a waiver of such right under this Note.

         If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor will pay, in addition to the principal and interest payable on this Note, reasonable attorneys' fees and costs incurred by Payee.

         Any notice or other communication (except payment) required or permitted under this Note will be in writing and will be deemed to have been given upon delivery if personally delivered or three days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

         If to Payee:      Epoch Pharmaceuticals, Inc.
                           c/o Chief Financial Officer
                           1725 220th Street, S.E., No. 104
                           Bothell, Washington 98021

         If to Obligor:    Saigene Corporation
                           c/o Chief Financial Officer
                           1725 220th Street, S.E., No. 104
                           Bothell, Washington 98021

         Any payment will be deemed made upon receipt by Payee. Payee or Obligor may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

         This Note is being delivered in and will be construed in accordance with the laws of the State of Washington.

         IN WITNESS WHEREOF, the Obligor has caused this Promissory Note to be duly executed and delivered on and as of the date first written above.



                                        SAIGENE CORPORATION



                                        By: ____________________________________

                                            Its: _______________________________



ACKNOWLEDGED AND AGREED TO:

EPOCH PHARMACEUTICALS, INC.




By: __________________________________
      Sanford S. Zweifach, President







                   [SIGNATURE PAGE TO SECURED PROMISSORY NOTE]





                                       3